EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MRU HOLDINGS, INC. EXPANDS DEPTH AND BREADTH OF BOARD OF DIRECTORS WITH BATTERY VENTURES PARTNERS MICHAEL BROWN AND SUNIL DHALIWAL

New York, NY - March 2, 2006 - As a result of the recent $25 million financing round led by Battery Ventures, MRU Holdings, Inc. (OTCBB: MHOI.OB) is pleased to announce that Messrs. Michael Brown and Sunil Dhaliwal have joined the education finance company’s Board of Directors, effective February 24, 2006. Partners at Battery Ventures, a multistage venture capital and private equity firm based, Brown and Dhaliwal will serve as Independent Directors for MRU Holdings, Inc.

Mr. Brown joined Battery Ventures in 1998, where he focuses on making and managing investments in the areas of information technology, specialty finance and business services. In addition, Mr. Brown has been actively involved with a number of Battery’s investments, including ChemConnect, The London International Financial Futures and Options Exchange (acquired by Euronext), and Pedestal, Inc. Prior to joining Battery, he was a member of Goldman, Sachs & Co.’s High Technology Group, where he worked on debt and equity financings, and mergers and acquisitions assignments. Mr. Brown was also a financial analyst with Goldman’s Financial Institutions Group. Currently, Mr. Brown also serves on the board of directors of Fingerhut Direct Marketing and OutlookSoft Corporation.

Mr. Dhaliwal, also with Battery Ventures since 1998, has made and/or managed, a number of investments in the areas of information technology, specialty finance and business services. Earlier in his career, Mr. Dhaliwal worked in the High Technology Group of the investment banking division at Alex Brown & Sons, Inc., where he executed public equity financing, private equity financings, and mergers and acquisitions in the communications and software industries. He currently serves on the board of directors of Netezza Corporation.

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“Michael is a high-caliber, talented professional and we’re indeed fortunate to have him on our Board,” said Edwin McGuinn, chairman and chief executive officer of MRU Holdings.“Widely respected within the financial services community, his expertise is certain to be an asset for MRU as we continue to expand and scale our initiatives in the student lending industry.”

Commenting on Mr. Dhaliwal’s appointment, Vishal Garg, MRU Holding’s co-founder and chief financial officer said, “Sunil Dhaliwal has an impressive track record of providing innovative technology companies with trusted guidance. As MRU continues on its upward trajectory, having a strong team with thought-leaders like Sunil on board will be an invaluable asset as we map out our next steps.”

Specialty finance company MRU Holdings, Inc. is the financial powerhouse behind consumer brand MyRichUncle, which originates student loans with a breakthrough credit approach and proprietary underwriting model. In a market virtually void of technological innovation, MyRichUncle is poised to effect a change with its highly-researched and proven analytical tools.

About MRU Holdings, Inc.
MRU Holdings, Inc. (OTCBB: MHOI) is a publicly traded specialty finance company that provides students with funds for higher education, and is the innovative force behind “MyRichUncle™”. Using a blend of current market credit practices and its own proprietary analytic models and decision tools, MRU Holdings offers private and federal loans to students on a referral or principal basis through the MyRichUncle brand, at http://www.MyRichUncle.com. A highly scalable origination infrastructure enables the company to develop progressive financial products that facilitate a student’s ability to fund their education. Additional information concerning MRU Holdings is available at http://www.MRUHoldings.com. Please visit the MyRichUncle website for more information and data on student loans.

About Battery Ventures
Founded in 1983, Battery Ventures is a venture capital and private equity firm focused on investing in technology companies at all stages of growth from seed to later stage and tech buyouts. Battery leverages its people, expertise and capital to actively guide companies to category dominance. The firm has invested in more than 180 companies worldwide across technology industries. From its offices in Wellesley, MA and San Mateo, CA the partnership manages over $2 billion in committed capital, including its new fund of $450 million. For more information, visit www.battery.com.

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Safe Harbor Statement
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, MRU Holdings’ expectations regarding its ability to develop and commercialize financial products for the higher education marketplace. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair MRU Holdings’ results of operations, business, and financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the educational finance market and in MRU Holdings’ business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in our Registration Statement on Form SB-2 filed with the SEC on March 22, 2005, as further amended. MRU Holdings cautions that certain important factors may have affected and could in the future affect MRU Holdings’ beliefs and expectations and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of MRU Holdings. The forward-looking statements contained herein are made as of the date hereof and MRU Holdings does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

MHOIG

Contacts:
Edwin Mc Guinn	Karin Pellmann
Chairman & CEO of MRU Holdings, Inc.	VP, Public Relations of MyRichUncle
212-836-4195	212-444-7541
emcguinn@mruholdings.com	kpellmann@mruholdings.com

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